Filed pursuant to Rule 424(b)(3)
File No. 333-72434

SUPPLEMENT
(To Prospectus Supplement dated September 26, 2002 to Prospectus dated November 7, 2001)

$500,000,000

Archer-Daniels-Midland Company

Debentures due 2032

         This is a supplement to the prospectus supplement dated September 26, 2002 to the prospectus dated November 7, 2001 relating to Archer-Daniels-Midland Company’s debentures due October 1, 2032.

     We will enter into a supplemental indenture pursuant to which the interest rate on the debentures will be increased by 6 basis points, or 0.06% per annum, retroactive to the date of original issuance. The interest rate, as increased, will be 5.935% per annum.

Joint Book-Running Managers

Salomon Smith Barney	Banc of America Securities LLC	JPMorgan

ABN AMRO Incorporated

                                      Credit Suisse First Boston
                                                                  Deutsche Bank Securities
                                                                                             Goldman, Sachs & Co.
                                                                                                                              HSBC
                                                                                                                                            Merrill Lynch & Co.

October 1, 2002